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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                            ____________________


                                  FORM 8-K

                               CURRENT REPORT


                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): October 15, 1996



                    Fleetwood Credit 1996-B Grantor Trust
                    (Exact name of registrant as
                      specified in its charter)



         California        333-10835              33-0444724
      (State or other     (Commission         (IRS Employer
      jurisdiction of     File Number)       Identification No.)
      incorporation)


     Fleetwood Credit Receivables Corp.
     22840 Savi Ranch Parkway
     P.O. Box 87024
     Yorba Linda, California                     92885-8724
     (Address of principal executive offices)    (Zip Code)


 Registrant's telephone number, including area code: (714)921-3400



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Item 5.  Other Events.


     On October 15, 1996, the Principal and Interest collected during the preceding calendar month, net of certain adjustments as provided for in the Pooling and Servicing Agreement dated as of September 1, 1996 (the "Agreement"), between Fleetwood Credit Receivables Corp., as Seller and Fleetwood Credit Corp., as Servicer, and The Chase Manhattan Bank, as Trustee (the "Trustee"), were distributed to holders ("Certificateholders") of certificates representing undivided fractional interests in Fleetwood Credit 1996-B Grantor Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Certificateholders and the Trustee's Statement was distributed by the Trustee to the Certificateholders. Copies of the Servicer's Certificate and the Trustee's Statement are being filed as Exhibit 20.1 and
Exhibit 20.2, respectively, to this Current Report on Form 8-K.


Item 7(c). Exhibits


          Exhibit No.                    Description

              20.1                  Servicer's Certificate for the
                                      month of September, 1996

              20.2                  Trustee's Statement for the
                                      month of September, 1996








                                 SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         Fleetwood Credit 1996-B GRANTOR TRUST

                         By:  FLEETWOOD CREDIT CORP., as Servicer





Date: October 30, 1996            /s/ Marvin T. Runyon
                                  Name:  Marvin T. Runyon, III
                                  Title: Senior Vice President







                              INDEX TO EXHIBITS




          Exhibit No.         Description                   Page



              20.1         Servicer's Certificate for the
                            month of September, 1996


              20.2         Trustee's Statement for the
                            month of September, 1996